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                                                                   EXHIBIT 10.17

                     AMENDMENT TO INVESTOR RIGHTS AGREEMENT

        This AMENDMENT is entered into as of October 29, 1999 by and between THE LIGHTSPAN PARTNERSHIP, INC. (the "COMPANY") and the undersigned (each an "INVESTOR" and collectively the "INVESTORS").

                                    RECITALS

        WHEREAS, pursuant to that certain Stock Purchase Agreement by and between the Company and CINAR Corporation dated as of October 29, 1999, the Company desires to sell shares of its Series E Preferred Stock, shares of its Common Stock and a warrant to purchase shares of its Series E Preferred Stock (the "WARRANT") (collectively the "SECURITIES") to CINAR Corporation (the "SALE");

        WHEREAS, it is a condition to the closing of the Sale that the Company amend the Amended and Restated Investor Rights Agreement dated as of July 8, 1999, as amended, by and between the Company and the persons or entities listed on Exhibit A thereto (the "IRA"), as set forth herein;

        WHEREAS, Section 5.7 of the IRA provides that "Holders" of at least 50% of the "Registrable Securities," as such terms are defined in the IRA, shall have the ability to amend the IRA;

        WHEREAS, the Investors collectively represent (i) 50% of the Holders of Registrable Securities under the IRA and (ii) a majority of the holders of the outstanding Shares under the Series E Agreement; and

        WHEREAS, the Investors desire to alter and amend their rights as set forth in the IRA.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Upon close of the Sale, CINAR Corporation shall be deemed to be an "Investor" under the IRA; shares of Series E Preferred Stock held by CINAR Corporation or its permitted assigns shall be deemed to be "Shares" under the IRA; the Warrant shall be deemed to be a "Warrant" thereunder and the shares of Series E Preferred Stock Issuable upon exercise of the Warrant shall be deemed to be "Warrant Shares" thereunder.

        2. The restrictions and prohibitions in the IRA regarding the transfer by CINAR Corporation of its rights under the IRA and the transfer by CINAR Corporation of its securities shall not apply to the transfer by CINAR Corporation of its rights under the IRA and the transfer by CINAR Corporation of its Securities to any corporation or other entity which controls, is controlled by, or is under common control with CINAR Corporation. A corporation or other entity will be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 100% of the voting securities or other ownership interest of the other corporation or entity. Notwithstanding the foregoing, any transfer that would otherwise by subject to section 1.15 of the IRA shall be permitted by this section 2 of this Amendment only upon the written consent of the underwriters.


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        3. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be delivered by facsimile.


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        IN WITNESS WHEREOF, the parties have executed this AMENDMENT AND WAIVER as of the date first above written.


COMPANY:

THE LIGHTSPAN PARTNERSHIP, INC.



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INVESTOR:

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